Exhibit 10.80
AMENDMENT AGREEMENT
     This AMENDMENT AGREEMENT (the “Amendment Agreement”) is executed on March 26, 2007 and effective as of March 15, 2006, by and among Michael O. Johnson (“Executive”), Herbalife International, Inc., and Herbalife International of America, Inc.
WITNESSETH
     WHEREAS, the parties have previously entered into that certain Employment Agreement, dated as of April 3, 2003, as amended (the “Employment Agreement”);
     WHEREAS, on March 15, 2006 the parties modified the basis upon which Executive’s annual performance bonus, if any, is determined from Net Income to Earnings Per Share (“EPS”), and
     WHEREAS, the parties now wish to memorialize the aforementioned modifications to the Employment Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereby amend Annex A of the Employment Agreement so that it reads in its entirety as follows:
“Annex A”
Bonus Targets and Target Bonus Amounts
     For the year ended December 31, 2006 and each subsequent year during the Term, Executive shall be entitled to a bonus, if earned, in an amount equal to the sum of (y) the EPS bonus, if any, and (z) the Alternative Performance Target (“APT”) bonus, if any. Executive shall have earned a bonus based upon the level of achievement by Herbalife Ltd. of earnings per share and the APT Target (as hereinafter defined), as determined based on the audited financial statements of Herbalife Ltd. and its consolidated subsidiaries for the relevant fiscal year, in the percentages set forth on the following table. For the purposes of the APT bonus, “APT Target” shall mean one or more metrics set annually by the Board (upon the recommendation of the Board of Directors of the Company’s ultimate parent entity) after consultation with Executive, and determined by reference to an annual plan (the “Plan”) approved by the Board (upon the recommendation of the Board of Directors of the Company’s ultimate parent entity) for the relevant fiscal year. The Board shall deliver written notice to Executive of the APT Target no later than January 31 of the relevant fiscal year.

	(A)	(B)	(C)
...Executive shall
		If the Company	be awarded an
	...Executive shall	achieves this	Alternative
	be awarded an EPS	percentage of the	Performance Bonus
If the Company	Bonus equal to the	Alternative	equal to the
achieves this	product of	Performance Target	product of
percentage of EPS	Executives Base	as determined by	Executive’s Base
as set forth in the	Salary and this	reference to the	Salary and this
Plan...	factor:	Plan...	factor:
Greater than or equal to 108%	1.5	Greater than or equal to 108%	0.5

Greater than or equal to 104%		Greater than or equal to 104%
and less than 108%	1.3125	and less than 108%	0.4375

Greater than or equal to 100%		Greater than or equal to 100%
and less than 104%	1.125	and less than 104%	0.375

Greater than or equal to 95% and		Greater than or equal to 95% and
less than 100%	0.84375	less than 100%	0.28125

Greater than or equal to 90% and		Greater than or equal to 90% and
less than 95%	0.5625	less than 95%	0.1875

Greater than or equal to 85% and		Greater than or equal to 85% and
less than 90%	0.42225	less than 90%	0.14075

Greater than or equal to 80% and		Greater than or equal to 80% and
less than 85%	0.28125	less than 85%	0.09375

Less than 80%	-0-	Less than 80%	-0-

Notwithstanding any provision in this Agreement to the contrary (y) in no event shall the bonus earned by Executive for any calendar year (including 2005) be greater than 200% of Executive’s Base Salary, and (z) seventy-five percent (75%) of the Executive’s overall annual bonus potential shall be attributable to the EPS Bonus, and twenty-five percent (25%) of the Executive’s overall bonus potential shall be attributable to the Alternative Performance Bonus.”
IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first-above written.

HERBALIFE INTERNATIONAL, INC

By:

Name: Brett R. Chapman
Title: General Counsel

HERBALIFE INTERNATIONAL OF AMERICA, INC.

By:

Name: Brett R. Chapman
Title: General Counsel

MICHAEL O. JOHNSON